Exhibit (a)(2)
Letter of Transmittal
to Purchase Units of Common Equity
of
One Earth Energy, LLC
Pursuant to the Offer to Purchase
Dated February 18, 2011
THE OFFER TO PURCHASE EXPIRES AT 5 P.M., CENTRAL TIME, MARCH 18, 2011 FOR
ELIGIBLE MEMBERS THAT OWN FOUR OR LESS UNITS,
UNLESS THE OFFER TO PURCHASE IS EXTENDED.
By Mail, Hand or Overnight Delivery:
One Earth Energy, LLC
Attn: Larry Brees
202 N. Jordan Drive, Gibson City, IL 60936
     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW.
     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
     This Letter of Transmittal is to be completed by members of One Earth Energy, LLC that are eligible for the offer. Unit certificates or lost certificate affidavits in lieu of unit certificates (affidavit attached as Exhibit A) are to be forwarded with this Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to One Earth Energy, LLC (“One Earth” or the “Company”), the units of common equity of One Earth described on the signature page to this Letter of Transmittal, pursuant to One Earth’s offer to purchase up to 86 units of its common equity at a purchase price of $5,525 per unit, net to the selling unitholder in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 18, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, and any amendments or supplements hereto or thereto, collectively constitute the “Offer”).
     Subject to, and effective upon, acceptance for payment of, and payment for, the units of common equity tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, One Earth all right, title and interest in and to all of the units of common equity that are being tendered hereby and appoints One Earth, or its designees, the true and lawful agent and attorney-in-fact of the undersigned with respect to such units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificate(s) for such units; (b) transfer such units on the books of One Earth; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such units, all in accordance with the terms of the Offer. Upon such appointment, all prior powers of attorney and proxies given by the undersigned with respect to such units will be, without further action, revoked, and no subsequent powers of attorney or proxies may be given with respect thereto by the undersigned or written consent executed and if given or signed will be deemed ineffective.
     The undersigned hereby represents and warrants that the undersigned has full capacity, power and authority to tender, sell, assign and transfer the units tendered hereby (and any and all other units or other securities or rights issued or issuable in respect of such units) and that when the same are accepted for payment by One Earth, One Earth will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by One Earth to be necessary or desirable to: (i) confirm that the undersigned has authority to execute and deliver this Letter of Transmittal or any other documents being delivered by the undersigned in connection with the Offer and to deliver the units tendered; or (ii) complete the sale, assignment and transfer of the units tendered hereby.
     The undersigned hereby agrees not to file, pursue or support, directly or indirectly, any lawsuit, claim, complaint or other judicial or administrative proceeding against One Earth or any of One Earth’s directors, officers, employees, affiliates or advisors based in whole or in part on any claim arising out of or related to the Offer to Purchase, the transactions contemplated by the Offer to Purchase or the undersigned’s ownership of the units, whether such claims are known or unknown or suspected or unsuspected (hereinafter “Claims”). This agreement survives indefinitely, and the undersigned further agrees not to assign any Claims. The undersigned, for the undersigned and for his or her predecessors, successors, executors, administrators, heirs, and assigns, hereby forever releases and discharges One Earth and all of One Earth’s directors, officers, employees, affiliates and advisors from any and all claims, rights, demands, liabilities, obligations, damages, actions and causes of action, of every kind and nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, arising out of or relating to the Offer to Purchase or the transactions contemplated by the Offer to Purchase.
     All authority conferred in this Letter of Transmittal or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of units pursuant to any one of the procedures described in Section 3 or 4 of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. The Company’s acceptance for payment of units tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.
     The undersigned understands that all units properly tendered and approved by One Earth will be purchased at the Purchase Price, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer, including its prioritization and conditional offer provisions, and that the Company will return all other units, including units not purchased because of prioritization that were conditionally tendered and not approved by the Company. The undersigned understands that tenders of units pursuant to any one of the procedures described in Section 3 or 4 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.
     The undersigned, by accepting the Offer, is representing that he/she or it has the financial knowledge to understand the effects of participating in the Offer on his/her or its net worth and financial capacity and represents that participating in the Offer will not have a material effect on his/her or its financial capacity.
     The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, units tendered or may not be required to purchase any of the units tendered hereby or may accept for payment fewer than all of the units tendered hereby.
     The undersigned acknowledges that the information contained in the Offer to Purchase is intended to assist the undersigned in determining whether or not to tender the undersigned’s units, but it does not constitute tax, legal or financial advice. The undersigned further acknowledges that he or she has had the opportunity to consult with his or her tax, legal and financial advisors regarding the undersigned’s participation in the Offer.
     The undersigned acknowledges that he/she/or it is an eligible member, as the term eligible member is defined in the Offer to Purchase.

Signature Page to Letter of Transmittal
DESCRIPTION OF UNITS TENDERED

Units Tendered
(Attach additional list if necessary)
Number of
	Unit	Units	Number of
Name(s) and Address(es) of Registered Holder(s)	Certificate	Represented by	Units
(Please fill in, if blank)	Number(s)	Certificate(s)	Tendered*

Name(s):

Address(es):

*	The Company will only approve acceptances for the Offer in relation to all the units owned by you — partial tenders will not be approved.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
SIGN HERE
X

Signature(s)
Print Name(s) of Registered Holder(s)

Capacity (full title) of signatory

Address(es)

(Include Zip Code)
Phone
Number (____)

Email Address

Tax Identification or Social Security Number

Dated:__________________, 2011
(Must be signed by registered holder(s) exactly as name(s) appear(s) on unit certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, general partner of a partnership or other person acting in a fiduciary or representative capacity, please set forth full title of signatory).

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
          1. Delivery of Letter of Transmittal and Units. This Letter of Transmittal is to be used to tender certificates (or affidavits in lieu thereof) pursuant to the Offer to Purchase. Certificates (or affidavits in lieu thereof) for all units to be tendered as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by One Earth at the address set forth on the front page of this Letter of Transmittal by the Expiration Date.
          2. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of units should be listed on a separate schedule attached hereto.
          3. Number of Units. Offers will be rejected by the Company if it is not for all of the units that you own.
          4. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the units tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates.
          If any of the units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.
          If any of the units tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
          If this Letter of Transmittal or any certificate, or affidavit, is signed by a trustee, executor, administrator, guardian, attorney-in-fact, general partner of a partnership, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to One Earth of the authority of such person so to act must be submitted. In addition, with respect to any units tendered by a person acting in a fiduciary or representative capacity, One Earth may request any documents it deems necessary or advisable in its sole judgment to evidence such person’s authority. In order for units tendered on behalf of a trust to be deemed validly tendered, the Letter of Transmittal with respect to such units must be accompanied by a copy of the trust documents evidencing such person’s authority to sign on behalf of the trust.
          5. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Larry Brees at (217) 784-5321 or lbrees@oneearthenergy.com.
          6. Waiver of Conditions. One Earth reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender, in whole or in part, at any time or from time to time, and with respect to any particular units or any particular unitholder, whether or not similar conditions, defects, or irregularities are waived in the case of other units or other unitholders. No tender will be deemed to be validly made until all defects or irregularities have been cured or waived. One Earth will be under no obligation to give notification of any defects or irregularities in tenders nor will One Earth incur any liability for failure to give such notification.
          6. Lost, Destroyed or Stolen Certificates. If any certificate for units have been lost, destroyed or stolen, you must, in lieu of delivering the certificate, sign and deliver an affidavit in the form attached hereto as Exhibit A. One Earth reserves the right to reject any affidavit if it determines that it contains false or inaccurate information or if it is otherwise deficient.
          7. Irregularities. All questions as to the Purchase Price, the form of documents, and the validity, eligibility (including time of receipt) and acceptance of any tender of units will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of units that it determines are not in proper form or the acceptance for payment of or payment for units that may, in the opinion of the Company’s counsel, be unlawful. Except as otherwise provided in the Offer to Purchase, the Company also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of units and the Company’s interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Company’s Unit Administrator, or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.
     Important: This Letter of Transmittal must be received by us on or prior to the Expiration Date (as defined in the Offer to Purchase).

Exhibit A
AFFIDAVIT FOR LOST UNIT CERTIFICATE(S)
The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless One Earth Energy, LLC and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
Sign Here:
Print Name:
Co-Owner, if any:
Signature of Co-Owner, if any:

Date: _______________, 20 _____